UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 11, 2016

Weyland Tech, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9/F, The Wellington
198 Wellington Street, Central
Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2016 the company signed an exclusive Software Licensing Agreement ("SLA") with Augicom S.A., ("Augicom") to distribute the Company's CreateApp platform in the Euro-Zone except Russia, Turkey, Armenia and Azerbaijan.

The SLA calls for a US$20 monthly fee per user of the CreateApp platform deployed by Augicom.

The focus is on the European SMB market. As of early 2015, there were approximately 30 million SMB's in the EU.

Augicom S.A., is a corporation organized and existing under the laws of the Swiss Confederation.

http://www.augicom.ch/

Augicom S.A., (Augicom) holds a public telecommunication license from OFCOM, the Swiss Federal Office for Communication. Augicom is an active supplier of telecommunication voice/data minutes and has significant partnerships with major European operators including Orange, Colt Telecom, Deutsche Telekom and many others.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits:

Exhibit No.	Description

10.1	Software Licensing Agreement with Augicom S.A., dated February 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYLAND TECH INC.

Dated: February 11, 2016	By: /s/ Brent Y. Suen
Name: Brent Y. Suen
Title: President & CEO

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